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                                                                     EXHIBIT 5.1



                                  June 17, 2005


Corillian Corporation
3400 N.W. John Olsen Place
Hillsboro, Oregon  97124-5805

         RE: REGISTRATION STATEMENT ON FORM S-4

Ladies and Gentlemen:

         We have acted as counsel for Corillian Corporation, an Oregon corporation (the "Company"), in connection with the proposed issuance of up to 4,918,032 shares of Common Stock, no par value, of the Company (the "Shares") to stockholders of InteliData Technologies Corporation, a Delaware corporation ("InteliData"), in the merger contemplated by the Agreement and Plan of Merger dated as of March 31, 2005 (the "Merger Agreement"), among the Company, InteliData, and Wizard Acquisition Corporation, a Delaware corporation ("Merger Sub") and wholly owned subsidiary of the Company, pursuant to which InteliData will merge with and into Merger Sub (the "Merger"), as described in the Registration Statement on Form S-4, Registration No. 333-124848 (the "Registration Statement"), filed by the Company with the Securities and Exchange Commission for the registration of the Shares under the Securities Act of 1933, as amended.

         We have examined the Registration Statement and such documents and records of the Company and other documents as we have deemed necessary for the purpose of this opinion. In giving this opinion, we are assuming the authenticity of all instruments presented to us as originals, the conformity with originals of all instruments presented to us as copies, the genuineness of all signatures, and that before the issuance of any of the Shares:

         (a) The Merger Agreement shall have been adopted and approved by the requisite vote of the stockholders of InteliData; and

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Corillian Corporation
June 17, 2005
Page 2

         (b) All other conditions to the completion of the Merger set forth in the Merger Agreement shall have been satisfied or waived.

         Based upon and subject to the foregoing, we are of the opinion that the Shares, when issued, delivered and sold in the manner described in the Registration Statement and the Merger Agreement, will be legally issued, fully paid and nonassessable.

         We hereby consent to the filing of this opinion as an exhibit to the Registration Statement. In giving such consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Act.

                                                     Very truly yours,

                                                     /s/ PERKINS COIE LLP